UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Loyalty Alliance Enterprise Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 6005, 60/F, Central Plaza

18 Harbour Road, Wanchai, Hong Kong

Attn: Frederick Sum, Chief Executive Officer

Telephone: (852) 2511-0386

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depository Shares, each representing 15 Ordinary Shares	The NASDAQ Stock Market LLC

Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC*

*	Not for trading, but only in connection with the registration of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-175735

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Loyalty Alliance Enterprise Corporation, (the “Registrant”) hereby incorporates by reference the description of the securities being registered hereunder contained under the headings “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation” in the Registrant’s Registration Statement on Form F-1 (File No. 333-175735), as originally filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2011, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 22, 2011	LOYALTY ALLIANCE ENTERPRISE CORPORATION

	By:	/s/ Abraham Jou
Abraham Jou
Chairman of the Board of Directors